Exhibit 99.1

ConvergeOne Announces Third Quarter 2018 Financial Results

Third quarter 2018 revenue of $404.8 million

Adjusted EBITDA per credit agreement of $47.6 million

Adjusted earnings per diluted share of $0.31

Raises Full Year 2018 Guidance Range

EAGAN, Minn., October 30, 2018 — ConvergeOne Holdings, Inc. (NASDAQ: CVON) (“ConvergeOne” or the “Company”), a leading global IT services provider of collaboration and technology solutions, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights:

•	Total revenue of $404.8 million, an increase of 64.9% year-over-year.

•	Services revenue of $211.2 million, accounting for 52.2% of total revenue.

•	Collaboration revenue of $264.6 million, accounting for 65.4% of total revenue.

•

GAAP net income, before the presentation effect of earnout consideration, of $14.5 million. GAAP net loss to common shareholders of $48.5 million, including the presentation effect of $(63.0) million of earnout consideration. (1)

•	Adjusted EBITDA per credit agreement of $47.6 million, an increase of 52.6% year-over-year.

•	Adjusted net income of $27.9 million, Adjusted earnings per diluted share (“Adjusted EPS”) of $0.31.

“We are pleased with our third quarter results, which outperformed our expectations and reflect strong execution across the board including robust growth of our Services and Collaboration revenues and ongoing realization of synergies from recent acquisitions,” said John A. McKenna Jr., Chairman and CEO, ConvergeOne. “We are increasing our 2018 guidance range reflecting strong results, good growth in our pipeline and backlog, the impact of our acquisition of Advantel Networks, and increased visibility into the rest of the year.”

Third Quarter 2018 Financial Results:

-	Total revenue for the quarter ended September 30, 2018 was $404.8 million compared to $245.4 million in the third quarter of 2017.

o

Services revenue for the third quarter of 2018 was $211.2 million, an increase of 69.8% compared to $124.4 million in the third quarter of 2017. Services revenue accounted for 52.2% of total revenue compared to 50.7% in the third quarter of 2017.

o	Technology Offerings revenue for the third quarter of 2018 was $193.5 million, an increase of 59.9% compared to $121.0 million in the third quarter of 2017.

-

Gross Profit for the quarter ended September 30, 2018 was $118.3 million compared to $70.9 million in the third quarter of 2017. Gross margin for the third quarter of 2018 was 29.2% compared to 28.9% for the third quarter of 2017.

o	Services gross profit was $69.1 million for the third quarter of 2018, compared to $45.3 million in the third quarter of 2017.

o	Technology Offerings gross profit was $49.3 million for the third quarter of 2018, compared to $25.6 million in the third quarter of 2017.

-

GAAP net income, before the presentation effect of earnout consideration, was $14.5 million for the quarter ended September 30, 2018, compared to GAAP net income of $1.3 million in the third quarter of 2017. GAAP net loss to common shareholders, including the presentation effect of $(63.0) million of earnout consideration for earnings per share purposes, was $48.5 million for the quarter ended September 30, 2018, compared to a GAAP net income of $1.3 million in the third quarter of 2017. (1) Third quarter 2018 GAAP net loss to common shareholders includes $4.1 million of transaction costs primarily related to the acquisitions of Arrow Electronics’ Systems Integration Business and Advantel, Inc. and integration costs associated with previous acquisitions. Third quarter 2018 GAAP net loss to common shareholders also includes a $1.2 million increase to the Company’s previously recorded preliminary bargain purchase gain on the acquisition of Arrow Electronics’ Systems Integration Business.

-

Adjusted EBITDA per credit agreement for the quarter ended September 30, 2018 was $47.6 million, an increase of 52.6% compared to Adjusted EBITDA per credit agreement of $31.2 million in the third quarter of 2017.

-

Adjusted net income for the quarter ended September 30, 2018 was $27.9 million, or $0.31 per diluted share based on 89.4 million weighted-average diluted common shares outstanding, compared to adjusted net income of $11.4 million in the third quarter of 2017. (1)

-

Net cash provided by operating activities for the nine months ended September 30, 2018 was $17.2 million, and capital expenditures totaled $10.6 million, compared with cash used in operating activities of $6.7 million and capital expenditures of $7.3 million for the prior year’s period.

Balance Sheet and Liquidity

-

At September 30, 2018, ConvergeOne had $11.2 million in cash, compared to $13.5 million at the end of 2017. Net of debt issuance costs, total debt outstanding at September 30, 2018 was $708.5 million, compared to $572.1 million at the end of 2017.

-

Pursuant to its common stock repurchase program, during the three months ended September 30, 2018, the Company repurchased in the open market approximately 1.1 million shares of its common stock at a total cost of approximately $10.0 million (an average price of $9.41 per share).

2018 Financial Expectations

ConvergeOne management is raising its full year 2018 financial outlook:

-	Revenue is expected to be in the range of $1,550 to $1,650 million.

-	Gross profit margin is expected to be in the range of 29.5% to 30.5%.

-	Adjusted EBITDA per credit agreement is expected in the range of $184 to $186 million.

-	Adjusted Net Income is expected to be in the range of $70 to $78 million.

-	Adjusted EPS is expected to be in the range of $0.90 to $1.00 based on 80 million weighted average shares outstanding on a diluted basis.

Earnings Teleconference Information

ConvergeOne will discuss its third quarter 2018 financial results during a teleconference today, October 30, 2018, at 5:00 PM ET. The conference call can be accessed at (833) 366-1123 (domestic) or (412) 902-6736 (international). A replay of the conference call will be available until November 7, 2018 at (877) 344-7529 (domestic) or (412) 317-0088 (international). The replay passcode is 10125368. The call will also be broadcast simultaneously at https://investor.convergeone.com/. Following the completion of the call, a recorded replay of the webcast will be available on ConvergeOne’s website.

About ConvergeOne

Founded in 1993, ConvergeOne is a leading global IT services provider of collaboration and technology solutions for large and medium enterprises with decades of experience assisting customers to transform their digital infrastructure and realize a return on investment. Over 10,400 enterprise and mid-market customers trust ConvergeOne with collaboration, enterprise networking, data center, cloud and security solutions to achieve business outcomes. Our investments in cloud infrastructure and managed services provide transformational opportunities for customers to achieve financial and operational benefits with leading technologies. ConvergeOne has partnerships with more than 300 global industry leaders, including Avaya, Cisco, IBM, Genesys and Microsoft to customize specific business outcomes. We deliver solutions with a full lifecycle approach including strategy, design and implementation with professional, managed and support services. ConvergeOne holds more than 6,000 technical certifications across hundreds of engineers throughout North America including three Customer Success Centers. More information is available at www.convergeone.com.

Footnotes

(1)

In the third quarter of 2018, the Company recorded total earnout consideration of $63.7 million related to the merger of Forum Merger Corporation and ConvergeOne, as the September 30, 2018 last twelve months pro forma EBITDA, as calculated in accordance with the merger agreement, was in excess of $165.0 million, and therefore, the last of the three tranches of the earnout has been deemed to be achieved. The earnout consideration was recorded as an equity transaction of $63.0 million and compensation expense of $0.7 million. For accounting presentation purposes, the equity portion of the earnout consideration is reflected as a reduction of the net income available to common shareholders for the third quarter of 2018.

Forward Looking Statements

This press release includes “forward-looking statements” regarding ConvergeOne with respect to its financial condition, its results of operations, its intended future capital return and its stock repurchases; the future impact of momentum in its pipeline and backlog; anticipated synergies and impact from integrating Advantel Networks; and its financial outlook for 2018. These forward-looking statements reflect ConvergeOne’s current views and information currently available.

This information is, where applicable, based on estimates, assumptions and analysis that ConvergeOne believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding ConvergeOne’s plans, strategies, objectives, targets and expected financial performance.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of ConvergeOne. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the possibility that ConvergeOne may be adversely affected by economic, business, and/or competitive factors; (2) ConvergeOne’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses; (3) changes in applicable laws or regulations; and (4) other risks and uncertainties indicated from time to time in the reports ConvergeOne files with the Securities and Exchange Commission (“SEC”) including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information, cost savings, synergies and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information herein speaks only as of (1) the date hereof, in the case of information about ConvergeOne, or (2) the date of such information, in the case of information from persons other than ConvergeOne. Except as required under applicable law, ConvergeOne undertakes no duty to update or revise the information contained herein.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), ConvergeOne also presents the following non-GAAP measures of financial performance: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted EPS.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP and should not be considered a measure of the Company’s liquidity. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted EPS as non-GAAP financial measures in this press release. The Company defines adjusted EBITDA as net income (loss) plus (a) total depreciation and amortization, (b) interest expense and other, net, and (c) income tax expense, as further adjusted to eliminate non-cash stock-based compensation expense, acquisition accounting adjustments, transaction costs, and other one-time nonrecurring costs. The Company defines Adjusted EBITDA per credit agreement as Adjusted EBITDA plus (a) Board of Directors related expenses (b) one time and non-recurring process and efficiency improvements, (c) pro forma synergies, and (d) EBITDA per acquisition. The Company defines Adjusted net income as net income (loss) adjusted to exclude (a) amortization of acquisition-related intangible assets, (b) amortization of debt issuance costs, (c) non-cash share-based compensation expense, (d) costs related to debt refinancing, (e) acquisition accounting adjustments, (f) transaction costs, (g) other costs, and (h) the income tax impact associated with the foregoing items. The Company defines Adjusted EPS as Adjusted net income divided by weighted shares outstanding on a diluted basis.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. ConvergeOne management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

The Company has not reconciled its Adjusted EBITDA per credit agreement and Adjusted Net Income 2018 outlook to GAAP net income, or its Adjusted EPS 2018 outlook to GAAP EPS, because the reconciling items between such GAAP and Non-GAAP financial measures cannot be reasonably predicted or accurately forecasted due to the uncertain of timing and the magnitude of the reconciling items, and therefore, is not available without unreasonable effort.

ConvergeOne Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	As of September 30, 2018	As of December 31, 2017
	(unaudited)
Assets
Current Assets
Cash	$11,228	$13,475
Trade accounts receivable, less allowances	390,114	289,236
Inventories	34,719	14,717
Prepaid expenses and other current assets	15,326	9,294
Deferred customer support contract costs	41,534	35,151
Income tax receivable	23,595	10,576

Total current assets	516,516	372,449

Other Assets
Goodwill	342,758	331,456
Finite-life intangibles, net	163,951	173,642
Property and equipment, net	36,304	36,659
Deferred customer support contract costs and other, noncurrent	6,787	3,915
Non-current income tax receivable	580	2,620

Total other assets	550,380	548,292

Total assets	$1,066,896	$920,741

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Current maturities of long-term debt	$6,700	$5,652
Accounts payable	215,544	157,778
Customer deposits	21,631	22,498
Accrued compensation	38,210	34,522
Accrued other	34,174	27,362
Earnout consideration payable	99,000	—
Deferred revenue	87,569	68,127

Total current liabilities	502,828	315,939

Long-Term Liabilities
Long-term debt, net of debt issuance costs and current maturities	701,815	566,424
Deferred income taxes	3,792	18,056
Long-term income tax payable	—	1,563
Deferred revenue and other long-term liabilities	15,126	13,118

Total long-term liabilities	720,733	599,161

Commitments and Contingencies
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 76,398,309 shares issued and 75,331,363 outstanding as of September 30, 2018; 39,860,610 shares issued and outstanding as of December 31, 2017*	8	4
Class B convertible common stock, $0.0001 par value; 16,000,000 nonvoting shares authorized; 6,585,546 nonvoting shares issued and outstanding as of December 31, 2017*	—	1
Subscription receivable from related party	—	(1,805)
Additional paid-in capital	78,864	13,464
Treasury stock, 1,066,946 shares at September 30, 2018	(10,044)	—
Accumulated deficit	(225,493)	(6,023)

Total stockholders’ equity (deficit)	(156,665)	5,641

Total liabilities and stockholders’ equity (deficit)	$1,066,896	$920,741

*	Retroactively restated for the effect of the reverse recapitalization

ConvergeOne Holdings, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue
Technology offerings	$193,507	$121,033	$532,123	$315,201
Services	211,247	124,379	569,983	304,499

Total revenue	404,754	245,412	1,102,106	619,700

Cost of revenue
Technology offerings	144,250	95,444	402,385	245,732
Services	142,157	79,045	378,661	191,965

Total cost of revenue	286,407	174,489	781,046	437,697

Gross profit
Technology offerings	49,257	25,589	129,738	69,469
Services	69,090	45,334	191,322	112,534

Total gross profit	118,347	70,923	321,060	182,003

Operating expenses
Sales and marketing	57,172	35,657	156,297	93,904
General and administrative	25,108	15,385	79,992	36,989
Transaction costs	4,116	3,920	16,167	5,955
Depreciation and amortization	12,064	9,127	35,421	23,112

Total operating expenses	98,460	64,089	287,877	159,960

Operating income	19,887	6,834	33,183	22,043

Other (income) expense
Interest income	(53)	(44)	(118)	(51)
Interest expense	12,362	9,772	50,097	41,553
Preliminary bargain purchase gain	(1,212)	—	(12,185)	—
Other expense, net	(168)	44	(142)	49

Total other expense, net	10,929	9,772	37,652	41,551

Income (loss) before income taxes	8,958	(2,938)	(4,469)	(19,508)
Income tax benefit	(5,540)	(4,241)	(20,312)	(6,323)

Net income (loss)	14,498	1,303	15,843	(13,185)

Earnout consideration	(63,041)	—	(187,047)	—

Net income (loss) available to common shareholders	$(48,543)	$1,303	$(171,204)	$(13,185)

Net loss per common share:
Basic and diluted	$(0.64)	$0.03	$(2.53)	$(0.33)

Weighted average number of shares outstanding:
Basic and diluted	75,507,802	39,860,619	67,538,373	39,867,488

Cash dividends declared per common share	$0.02	$—	$0.04	$—

ConvergeOne Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$15,843	$(13,185)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Preliminary bargain purchase gain	(12,185)	—
Depreciation of property and equipment in operating expense	8,004	5,221
Depreciation of property and equipment in cost of revenue	4,183	1,112
Amortization of finite-life intangibles	27,417	17,891
Change in fair value of acquisition-related contingent consideration	(956)	—
Deferred income taxes	(10,180)	(3,991)
Amortization of debt issuance costs	1,213	2,205
Loss on extinguishment of debt	14,732	13,638
Stock-based compensation expense	7,530	521
Other	(145)	49
Changes in assets and liabilities, net of business acquisitions
Trade accounts receivable	(29,083)	(5,684)
Inventories	(13,738)	4,475
Prepaid expenses, deferred customer support contract costs and other	3,877	8,739
Income tax receivable	(10,961)	2
Accounts payable and accrued expenses	25,859	(22,028)
Customer deposits	(1,222)	(2,522)
Income tax payable	(1,562)	(6,618)
Deferred revenue and other long-term liabilities	(11,421)	(6,479)

Net cash provided by (used in) operating activities	17,205	(6,654)

Cash Flows from Investing Activities
Purchases of property and equipment	(10,635)	(7,251)
Acquisition of business, net of cash acquired	(42,965)	(97,543)

Net cash used in investing activities	(53,600)	(104,794)

Cash Flows from Financing Activities
Proceeds from revolving credit agreement	184,000	84,000
Repayment of revolving credit agreement	(154,000)	(58,000)
Proceeds from term notes, less discount	670,000	510,138
Payment on long-term debt	(564,000)	(415,213)
Payment of deferred financing costs	(9,806)	(6,513)
Payment of extinguishment charges	(5,684)	(3,353)
Dividends paid	(3,055)	—
Repurchase of common stock	(10,044)	(385)
Proceeds from issuance of common stock	476	—
Proceeds from subscription receivable	1,805	—
Proceeds from Forum cash	147,335	—
Payment of reverse recapitalization costs	(30,934)	—
Payment to former C1 Securityholders	(182,847)	—
Repurchase of warrants	(9,098)	—
Deferred offering costs	—	(1,175)

Net cash provided by financing activities	34,148	109,499

Net decrease in cash	(2,247)	(1,949)
Cash - beginning of the period	13,475	9,632

Cash - end of the period	$11,228	$7,683

ConvergeOne Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Adjusted EBITDA reconciliation:
Net income (loss)	$14,498	$1,303	$15,843	$(13,185)
Depreciation and amortization (a)	13,455	9,549	39,604	24,224
Preliminary bargain purchase gain	(1,212)	—	(12,185)	—
Other expense, net	12,141	9,772	49,837	41,551
Income tax (benefit) expense	(5,540)	(4,241)	(20,312)	(6,323)

EBITDA	33,342	16,383	72,787	46,267
Stock-based compensation expense	1,099	191	7,530	521
Acquisition accounting adjustments (b)	3,208	2,651	6,472	2,654
Transaction costs (c)	4,116	3,920	16,167	5,955
Other costs (d)	66	525	460	2,661

Adjusted EBITDA	41,831	23,670	103,416	58,058
Additional Adjustments:
Board of Directors related expense	128	26	562	(198)
One time and non-recurring process and efficiency improvements (e)	2,456	1,470	5,570	3,952
Pro Forma synergies (f)	1,851	2,834	8,504	4,366
EBITDA per acquisition (g)	1,299	3,176	7,222	26,861

Adjusted EBITDA per Credit Agreement	$47,565	$31,176	$125,274	$93,039

(a)	Depreciation and amortization equals the sum of depreciation and amortization included in total operating expenses and total cost of revenue.
(b)	Acquisition accounting adjustments include charges associated with non-cash acquisition accounting fair value adjustments to deferred revenue and deferred customer support costs.
(c)

Transaction costs of (1) $4.1 million for the three months ended September 30, 2018 include $1.3 million related to transaction-related professional fees, including legal, accounting, tax, and advisory fees, $2.5 million of acquisition-related integration costs, and acquisition-related expenses of $0.3 million related to severance charges and employee retention bonuses, and (2) $3.9 million for the three months ended September 30, 2017 include acquisition-related expenses of $2.3 million related to transaction-related professional fees and expenses, and $1.5 million of acquisition-related integration costs.

(d)

Other costs of (1) $0.1 million for the three months ended September 30, 2018 represent one-time recruiting expenses, and (2) $0.5 million for the three months ended September 30, 2017 include expenses of $0.3 million related to severance and related legal expenses and $0.2 million related to payments to Clearlake for advisory and consulting services pursuant to its management and monitoring services agreement.

(e)

One time and non-recurring process and efficiency improvements of $2.5 million in the three months ended September 30, 2018 primarily related to Cloud product development activities related to the launch of our Cloud Platforms and costs associated with the process of going public. One time and non-recurring process and efficiency improvements costs for the three months ended September 30, 2017 include $1.5 million of Cloud product development activities related to the launch of our Cloud platforms.

(f)	Pro Forma synergies represent unrealized cost synergies of acquired companies post-close.
(g)	EBITDA per acquisition is the acquired companies EBITDA prior to the company’s ownership.

ConvergeOne Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Adjusted net income reconciliation:
Net income (loss)	$14,498	$1,303	$15,843	$(13,185)
Amortization of intangible assets	9,318	6,711	27,417	17,891
Amortization of debt issuance costs	414	450	1,213	2,205
Preliminary bargain purchase gain	(1,212)	—	(12,185)	—
Stock-based compensation expense	1,099	191	7,530	521
Costs related to debt financing	—	999	14,732	15,193
Acquisition accounting adjustments	3,208	2,651	6,472	2,654
Transaction costs	4,116	3,920	16,167	5,955
Other costs	66	525	460	2,661
Income tax impact of adjustments	(3,577)	(5,384)	(15,896)	(16,410)

Adjusted net income	$27,930	$11,366	$61,753	$17,485

Adjusted Net Income per share
Adjusted EPS - Basic	$0.37		$0.91

Adjusted EPS - Diluted	$0.31		$0.77

Weighted average number of shares outstanding (a)
Basic shares	75,508		67,538
Diluted Shares	89,394		79,691

(a)

The weighted average diluted shares includes the effect of the common share equivalents for the quarter. The amount differs from diluted shares in the financial statements, as common share equivalents were excluded for financial reporting purposes, due to the anti-dilutive effect since there was a net loss to common shareholders. Diluted shares for Adjusted EPS include approximately 10.6 million of equivalent common shares representing the liability for the 2018, 2019 and 2020 Earnout Cash Payments of $99.0 million. If Clearlake elects to pay the Earnout in cash, these additional common share equivalents would not be included in the calculation of Adjusted EPS – Diluted.

Contacts:

Media Contacts:

Scott Clark

Vice President, Marketing, ConvergeOne

651.393.3957

sclark@convergeone.com

Investor Relations:

Scott MacDonald

651-393-6399

smacdonald@convergeone.com